Exhibit 7.A

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF

BHR WINWOOD INVESTMENT MANAGEMENT LIMITED

The following table sets forth the name, present occupation or employment and business address of each director and executive officer of BHR Winwood Investment Management Limited. Except as otherwise indicated, each such person is a citizen of the People’s Republic of China. The business address of each of Mr. Qiang Li, Mr. Jie Zhu and Mr. Xisong Cui is 20/F, Tower A, Hainan Airlines Plaza, B-2, East 3rd Ring North Road, Chaoyang District, Being, China, and of each of Mr Huiping Zhou and Mr. Chengang Zhu is Unit 2712A, 27/F, Lanbao International Center, West Dawang Road, Chaoyang District, Beijing, China.

Name	Present Occupation or Employment
Mr. Qiang Li	Director
Mr. Jie Zhu	Director
Mr. Xisong Cui	Director
Mr. Huiping Zhou	Director
Mr. Chengang Zhu	Director

DIRECTORS AND EXECUTIVE OFFICERS OF

BHR (SHANGHAI) INVESTMENT FUND IV, L.P.

The following table sets forth the name, present occupation or employment and business address of each Investment Committee member of BHR (Shanghai) Investment Fund IV, L.P. Except as otherwise indicated, each such person is a citizen of the People’s Republic of China. The business address of each of Mr. Qiang Li, Mr. Jie Zhu and Mr. Xisong Cui is 20/F, Tower A, Hainan Airlines Plaza, B-2, East 3rd Ring North Road, Chaoyang District, Beijing, China, and of each of Mr. Huiping Zhou and Mr. Feiqiang Yu is Unit 2712A, 27/F, Lanbao International Center, West Dawang Road, Chaoyang District, Beijing, China.

Name	Present Occupation or Employment
Mr. Qiang Li	Investment Committee member
Mr. Jie Zhu	Investment Committee member
Mr. Xisong Cui	Investment Committee member
Mr. Huiping Zhou	Investment Committee member
Mr. Feiqiang Yu	Investment Committee member

DIRECTORS AND EXECUTIVE OFFICERS OF

HONG KONG PRAISE TOURISM INVESTMENT LIMITED

The following table sets forth the name, present occupation or employment and business address of each director and executive officer of Hong Kong Praise Tourism Investment Limited. Except as otherwise indicated, each such person is a citizen of the People’s Republic of China. The business address of Mr. Wei Wang is Room 1607, Tower 3, Phase 1, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong.

Name	Present Occupation or Employment
Mr. Wei Wang	Director

DIRECTORS AND EXECUTIVE OFFICERS OF

Hainan HNA No. 2 Trust Management Service Co., Ltd.

The following table sets forth the name, present occupation or employment and business address of each director and executive officer of Hainan HNA No. 2 Trust Management Service Co., Ltd. Except as otherwise indicated, each such person is a citizen of the People’s Republic of China. The business address of each such person is 25/F, New HNA Building, No. 7 Guoxing Avenue, Melian District, Haikou, Hainan Province, China.

Name	Present Occupation or Employment
Mr. Quan Zhao	Director
Mr. Lu Liu	Director
Mr. Huilong Xie	Director
Mr. Haibo Bai	Director
Mr. Yong Zhu	Director
Mr. Shanghui Zhang	Director
Mr. Zhiqiang Zhao	Director
Mr. Chuan Jin	Director
Mr. Liang Du	Director